UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2021

ADTALEM GLOBAL EDUCATION INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe
Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)

(866) 374-2678
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	New York Stock Exchange
Common Stock $0.01 Par Value	ATGE	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

d) On August 4, 2021, Adtalem Global Education Inc. (“ATGE”) announced the appointment of Stephen W. Beard as the president and chief executive officer of ATGE effective September 8, 2021.  He will also become a member of the Board of Directors of ATGE (the “Board”) on September 8, 2021.

Mr. Beard succeeds Ms. Lisa W. Wardell, who has served as ATGE’s president and chief executive officer since May 24, 2016, and chairman of the board since July 16, 2019.  On the effective date of Mr. Beard’s appointment, Ms. Wardell will transition to the role of executive chairman of the Board.

Mr. Beard, 50, has been ATGE’s chief operating officer since 2019 and is responsible for ATGE’s strategy, corporate development, government and regulatory affairs, investor relations, communications and civic engagement activities and the mobilization of a variety of operational and corporate initiatives.  Mr. Beard has also served as the leader of the Financial Services vertical since 2020.  Mr. Beard joined ATGE in 2018 as senior vice president, general counsel and corporate secretary.

Prior to joining ATGE, Mr. Beard was executive vice president, chief administrative officer and general counsel of Heidrick & Struggles International, Inc. (NASDAQ: HSII), where he directed global legal operations for the company and oversaw a variety of enterprise support functions including strategy and corporate development.

Previously, Mr. Beard was in private practice with Schiff Hardin, LLP in Chicago, where he was a member of the firm’s corporate and securities group, representing public and private companies in mergers and acquisitions, corporate finance, securities and corporate governance matters.

In connection with Mr. Beard’s appointment, ATGE and Mr. Beard, effective September 8, 2021 (the “Agreement Effective Date”), entered into an employment agreement (the “Employment Agreement”).  Pursuant to the Employment Agreement, Mr. Beard will serve as President and Chief Executive Officer of ATGE during the period beginning on the Agreement Effective Date and ending on the earlier of: (1) Mr. Beard’s death or “permanent disability” (as defined in the Employment Agreement); (2) Mr. Beard’s resignation at any time with or without “good reason” (as defined in the Employment Agreement); and (3) termination of Mr. Beard’s employment by ATGE with or without “cause” (as defined in the Employment Agreement) (the “Employment Period”).  The Employment Agreement provides that ATGE will nominate Mr. Beard to the Board throughout the Employment Period.  The other material terms of the Employment Agreement are summarized below:

•	Initial annual base salary of $900,000;
•
Eligibility to participate in ATGE’s annual Management Incentive Plan (“MIP”), with annual incentives generally targeted at 120% of base salary and actual payments determined based on performance against company-wide and personal performance goals determined for each fiscal year by the Compensation Committee;

•	Eligibility to receive annual equity awards, as determined by the Board or the Compensation Committee, under ATGE’s equity compensation plans as in effect from time to time;
•	A “sign-on” equity award under ATGE’s Fourth Amended and Restated Incentive Plan of 2013 (the “2013 Equity Plan”) comprised of Restricted Stock Units ,Stock Options and Performance Stock Units.

The Employment Agreement provides that, if Mr. Beard’s employment with ATGE is terminated without cause (other than for death or permanent disability) or by Mr. Beard for good reason, in each case within 12 months following a change in control of ATGE, Mr. Beard will be entitled to receive (in addition to certain accrued compensation and benefits), generally subject to execution by Mr. Beard of a customary release of claims in favor of ATGE: (1) a lump sum amount equal to (A) two times Mr. Beard’s then-current base salary plus (B) the average of Mr. Beard’s MIP awards for the previous two fiscal years (or, if the termination of employment occurs during the first two fiscal years in which Mr. Beard is employed by ATGE, the MIP target award); and (2) full vesting of any outstanding stock options granted to Mr. Beard by ATGE.

The foregoing description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Mr. Beard was not selected pursuant to any arrangement or understanding between him and any other person. There has been no transaction, or proposed transaction, to which ATGE was or is to be a participant, and in which Mr. Beard or any member of his immediate family had or is to have a direct or indirect material interest. There are no family relationships between Mr. Beard and any of ATGE’s other directors, executive officers or persons nominated or chosen by ATGE to become directors or executive officers.

The terms of Ms. Wardell’s compensation as executive chairman have not yet been determined.  In accordance with Instruction 2 of Item 5.02 of Form 8-K, ATGE will amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

A copy of the press release announcing the CEO transition is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Matters

On August 4, 2021, ATGE also announced that it is exploring strategic alternatives for its Financial Services segment, which includes ACAMS (Association of Certified Anti-Money Laundering Specialists), Becker Professional Education and OnCourse Learning.  No timeline has been established for the completion of the strategic review.

A copy of the press announcing the strategic review for the Financial Services segment is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Executive Employment Agreement effective September 8, 2021, between Adtalem Global Education Inc. and Stephen W. Beard

99.1	Adtalem Global Education Inc. Press Release announcing CEO transition dated August 4, 2021.

99.2	Adtalem Global Education Inc. Press Release announcing strategic review dated August 4, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

By:	/s/ Douglas G. Beck
Douglas G. Beck
Senior Vice President and General Counsel

Date: August 6, 2021